CONTROL AGREEMENT
(Deposit Account)

             This CONTROL AGREEMENT (the "Agreement") dated as of the date specified at the end of this Agreement is entered into among Fargo Electronics, Inc., a Delaware corporation ("Customer"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as agent for the banks party to that certain Credit Agreement dated as of September 15, 2000 ("Secured Party") and WELLS FARGO BANK, N.A. ("Wells Fargo"), and sets forth the rights of Secured Party and the obligations of Wells Fargo with respect to the demand deposit account of Customer at Wells Fargo specified at the end of this Agreement (the "Restricted Account").

             1.  Definitions.  In this Agreement:

"Control" means control of a deposit amount, as defined in Revised Article 9.

"Instrument" is defined in the Uniform Commercial Code.

"Security" is defined in Article 8 of the Uniform Commercial Code.

"Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of Minnesota, as amended from time to time, including, without limitation, on and after the effective date of Minn. Laws 2000, Chapter 399, substantially adopting Revised Article 9 of the Uniform Commercial Code as approved by the National Conference of Commissioners on Uniform State Law Laws in July, 1998 (as so adopted being sometimes herein referred to as “Revised Article 9”) by Revised Article 9.

             2.  SECURED PARTY'S INTEREST IN RESTRICTED ACCOUNT.  Secured Party represents that it is either, as indicated at the end of this Agreement, (i) a lender who has extended credit to Customer and has been granted a security interest in the Restricted Account or (ii) such a lender and the agent for a group of such lenders (the "Lenders").  Customer hereby confirms, and Wells Fargo hereby acknowledges, that the Customer has given the Secured Party a security interest in and has assigned to the Secured Party, all of the Customer's existing and future accounts with Wells Fargo, and all amendments, extensions, renewals and replacements thereof (collectively called the "Account"), and all amounts now or at any time hereafter in the Restricted Account, and all interest and other earnings which may now or hereafter accrue thereon, whether now owned or hereafter acquired, whether now existing or hereafter arising, and all proceeds of the foregoing property (all such assigned property being the "Collateral"). Such security interest and assignment are called the "Security Interest".  The Customer and the Secured Party hereby give Wells Fargo notice of the Security Interest, and Wells Fargo acknowledges receipt of such notice.

             3.  CONTROL.  The Collateral constitutes a "Deposit Account", as such term is defined in Revised Article 9.  The Customer represents to the Secured Party and Wells Fargo that the transaction secured by the Security Interest is not a "Consumer Transaction", as such term is defined in Revised Article 9.  By entering into this Agreement, the Customer and Wells Fargo are giving the Secured Party Control over the Collateral, and the Secured Party is perfecting the Security Interest in the Collateral by Control.  Wells Fargo will comply with all written instructions originated by the Secured Party directing disposition of the funds in the Restricted Account without any further consent by the Customer.  This means that Wells Fargo will comply with all written orders, notices, requests and other instructions of the Secured Party relating to the Collateral, including but not limited to orders, notices, requests and other instructions to withdraw or transfer any Collateral, or redeem or terminate the Restricted Account, and to pay or transfer any Collateral to the Secured Party or any other person or entity.  Customer hereby instructs Wells Fargo to indicate on its records for the Restricted Account that Secured Party has a security interest in the Restricted Account.  Wells Fargo agrees to do this.  Customer and Secured Party would like to use the service of Wells Fargo described in this Agreement (the "Service") to further the arrangements between Secured Party and Customer regarding the Collateral.

             4.  ACCESS TO RESTRICTED ACCOUNT.  Until Wells Fargo receives notice from the Secured Party that the Customer's rights are terminated (a "Rights Termination Notice"), Wells Fargo will comply with all notices, requests, and other instructions from the Customer for disposition of funds in the Restricted Account, including but not limited to orders, notices, requests or instructions to withdraw or transfer any Collateral, and to pay or transfer any Collateral to the Customer or any other person or entity, but not to redeem or terminate the Restricted Account.  Except in accordance with the previous sentence, without the Secured Party's written consent Wells Fargo will not comply with any order, notice, request or other instruction from the Customer or any other person or entity except the Secured Party relating to any Collateral, and Wells Fargo will not pay or transfer any Collateral to the Customer or any other person or entity except the Secured Party.  Customer agrees that it will not be able to withdraw money from the Restricted Account, that it will not have access to the Restricted Account or any Collateral, and that Secured Party will have exclusive access to the Restricted Account and all Collateral, except as specifically provided in this Agreement or as specifically agreed by Secured Party in writing.

             5.  BALANCE REPORTS.  Wells Fargo agrees that following receipt of a Rights Termination Notice it will deliver by facsimile transmission to Secured Party on each Banking Day (a day on which Wells Fargo is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday) a report (the "Balance Report") showing the opening available balance in the Restricted Account as of the beginning of such Banking Day.  Secured Party and Customer understand and agree that the opening available balance in the Restricted Account at the beginning of any Banking Day will be determined after deducting from the Restricted Account the face amount ("Returned Item Amount") of all checks or other items credited to the Restricted Account and then returned unpaid on the immediately preceding Banking Day for any reason ("Returned Item").

             6.  TRANSFERS TO SECURED PARTY.  Wells Fargo agrees that on each Banking Day following receipt of a Rights Termination Notice it will transfer to the Secured Party's account specified at the end of this Agreement with the bank specified at the end of this Agreement (the "Secured Party Account") the full amount of the opening available balance in the Restricted Account at the beginning of such Banking Day.  Wells Fargo will determine the funds transfer system to be used in making each funds transfer and the means by which each transfer will be made, provided, however, that any such funds transfer shall be subject to the provisions of Article 4A of the Uniform Commercial Code as adopted and in effect from time to time in the State of California.  Except for changes to the Secured Party Account or the frequency with which funds are transferred out of the Restricted Account to the Secured Party Account, which changes Customer agrees may be made by the Secured Party alone in any writing sent to Wells Fargo, changes to the transfer instructions in this Agreement can only be made by Secured Party, Customer and Wells Fargo signing a new agreement or an amendment to this Agreement, which new agreement or amendment has security procedures similar to the security procedures specified in Section 7 of this Agreement.

             7.  WIRE TRANSFER SECURITY PROCEDURES.  Customer and Secured Party have requested that following receipt of a Rights Termination Notice Wells Fargo make the transfers out of the Restricted Account on Wells Fargo's initiative in accordance with Section 6 of this Agreement even though Customer and Secured Party understand that transfers out of the Restricted Account would be more secure if they were each requested on Customer's or Secured Party's personal computer using Wells Fargo's electronic funds transfer service, which service contains Wells Fargo's recommended security procedures for funds transfers.  Customer and Secured Party agree that the following security procedures will be used before the first transfer out of the Restricted Account to the Secured Party Account specified at the end of this Agreement, before the first transfer out of the Restricted Account to any new Secured Party account, and before any change in the transfer instructions in this Agreement become effective, to attempt to make certain that the transfers requested pursuant to Section 6 of this Agreement or any other transfers out of the Restricted Account are authorized by Customer and Secured Party:  (1) Wells Fargo will compare the signature under which Customer signs this Agreement with the sample signature at the end of this Agreement under the heading "TRANSFER AUTHORIZERS", and (2) Wells Fargo will call back one of the persons named at the end of this Agreement under the heading "TRANSFER VERIFIERS" and attempt to obtain verification of the transfers requested under this Agreement.  This Agreement will not be accepted by Wells Fargo or any transfer made out of the Restricted Account if the two signatures do not, in Wells Fargo's opinion, match or if the transfers requested under Section 6 of this Agreement or any other transfers out of the Restricted Account are not verified by someone purporting to be a Transfer Verifier listed at the end of this Agreement.  Wells Fargo is under no obligation to confirm in any other way the identity of any purported Transfer Verifier or the person signing this Agreement for Customer.  Customer and Secured Party agree to be bound by each transfer out of the Restricted Account if Wells Fargo makes such transfer in good faith and in compliance with these security procedures, even if the transfer is not properly authorized by Customer.  If Wells Fargo takes any action in addition to these security procedures in an attempt to determine if the transfers are authorized by Customer or Secured Party, such actions will not become part of the security procedures, and Wells Fargo will not be liable for not taking these actions or for not correctly performing these actions.

             8.  DELAYS IN MAKING FUNDS TRANSFERS.   Secured Party and Customer understand that a funds transfer may be delayed or not made if (a) the transfer would cause Wells Fargo to exceed any limitation on its intra-day net funds position established in accordance with Federal Reserve or other regulatory guidelines or to violate any other Federal Reserve or other regulatory risk control program, or (b) the funds transfer would otherwise cause Wells Fargo to violate any applicable law or regulation.  If a funds transfer cannot be made or will be delayed, Wells Fargo will attempt in good faith to notify Secured Party by telephone.

             9.  RELIANCE ON ACCOUNT NUMBER OF WIRE TRANSFER BENEFICIARY.   If Secured Party indicates a name and an identifying number for the bank of the person or entity to receive funds transfers out of the Restricted Account, Secured Party and Customer understand that Wells Fargo will rely on the number Secured Party indicates even if that number identifies a bank different from the bank Secured Party named.  If Secured Party indicates a name and an account number for the person or entity to receive funds transfers out of the Restricted Account, Secured Party and Customer understand that the bank of that person or entity may rely on the account number Secured Party indicates even if that account number is not the account number for the person or entity who is to receive the transfers.

             10.  REPORTING ERRORS IN TRANSFERS.   If Secured Party or Customer learns of any error in a funds transfer or any unauthorized funds transfer, then the party learning of such error or unauthorized transfer (the "Informed Party") must notify Wells Fargo as soon as possible in writing at Wells Fargo Bank, N.A., Wire Investigations, MAC 0186-068, 155 Fifth Street, 6th Floor, San Francisco, California 94103, or by telephone at (800) AT-WELLS (which is a recorded line).  In no case may such notice to Wells Fargo by an Informed Party be made more than fourteen (14) calendar days after Wells Fargo's first confirmation of a funds transfer to such Informed Party.  If a funds transfer is made in error and Wells Fargo suffers a loss because Secured Party or Customer breached its agreement to notify Wells Fargo of such error within this fourteen (14) calendar day period, then the party or parties which breached this agreement shall be obligated to reimburse Wells Fargo for such loss promptly upon demand by Wells Fargo; provided, however, that in the event both Secured Party and Customer breach this notification requirement, Secured Party shall not be obligated to reimburse Wells Fargo for such loss unless Customer fails to satisfy Wells Fargo's demand for such reimbursement within fifteen (15) calendar days after such demand is made on Customer.

             11.  PAYMENT OF RETURNED ITEM AMOUNTS.  Secured Party and Customer understand and agree that the Returned Item Amount of each Returned Item will be paid by Wells Fargo debiting one or more of the demand deposit operating accounts of Customer at Wells Fargo specified at the end of this Agreement (the "Operating Accounts"), without notice to Secured Party or Customer, on the Banking Day that each Returned Item is received, or, to the extent there are not sufficient funds in the Operating Accounts to cover such returned Item Amounts on the day they are to be debited to the Operating Accounts, by Wells Fargo debiting the Restricted Account, without notice to Secured Party or Customer, on the Banking Day that the applicable Returned Item is received.  Customer agrees to pay the Returned Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the Operating Accounts or the Restricted Account to cover such Returned Item Amounts on the day they are to be debited to the Operating Accounts or the Restricted Account.  Secured Party agrees to pay the Returned Item Amounts within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent the Returned Item Amounts are not paid in full by Customer within fifteen (15) calendar days after demand on Customer by Wells Fargo.

             12.  PAYMENT OF WELLS FARGO FEES.  Customer agrees to pay all Wells Fargo's fees and charges for the maintenance and administration of the Restricted Account and for the cash management and other account services provided with respect to the Restricted Account (collectively "Wells Fargo Fees"), including, but not limited to, the fees for (a) the Balance Reports provided on the Restricted Account, (b) the wire transfer services received with respect to the Restricted Account, (c) Returned Items, (d) funds advanced to cover overdrafts in the Restricted Account (but without Wells Fargo being in any way obligated to make any such advances), and (e) duplicate bank statements on the Restricted Account.  The Wells Fargo Fees will be paid by Wells Fargo debiting the Restricted Account.  All such debits will be made on the Banking Day that the Wells Fargo Fees are due without notice to Secured Party or Customer.  If there are not sufficient funds in the Restricted Account to cover fully the Wells Fargo Fees on the Banking Day they are debited from the Restricted Account, such shortfall or the amount of such Wells Fargo Fees will be paid by Customer sending Wells Fargo a check in the amount of such shortfall or such Wells Fargo Fees, without setoff or counterclaim, within fifteen (15) calendar days after demand of Wells Fargo.  Secured Party agrees to pay the Wells Fargo Fees within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent such Wells Fargo Fees are not paid in full by Customer by check within fifteen (15) calendar days after demand on Customer by Wells Fargo.  Customer agrees to reimburse Secured Party on demand for any such payments made on its behalf by Secured Party.  Wells Fargo may, in its discretion, change the Wells Fargo Fees upon thirty (30) calendar days prior written notice to Customer and Secured Party.

             13.  ACCOUNT DOCUMENTATION.  Secured Party and Customer agree that, except as specifically provided in this Agreement, the Restricted Account will be subject to, and Wells Fargo's operation of the Restricted Account will be in accordance with, the terms and provisions of Wells Fargo's deposit account opening documentation and other Wells Fargo account related documentation as in effect and delivered to Customer and Secured Party from time to time, including, but not limited to, Wells Fargo's "Wholesale Demand Deposit Account Disclosure Statement", a copy of which Customer and Secured Party acknowledge having received, (collectively, the "Account Documentation").

             14.  BANK STATEMENTS.  Wells Fargo will, if so indicated on the signature page of this Agreement, send to Secured Party by United States mail, at the address indicated for Secured Party after its signature to this Agreement, duplicate copies of all bank statements on the Restricted Account which are sent to Customer.  Customer and/or Secured Party will have thirty (30) calendar days after receipt of a bank statement to notify Wells Fargo of an error in such statement.  Wells Fargo's liability for such errors is limited as provided in Section 18 of this Agreement.

             15.  WAIVER OF SETOFF RIGHTS.  Wells Fargo hereby waives any right it may have to apply any Account Funds against the payment of any indebtedness from time to time owing to Wells Fargo from Customer, except for debits to the Restricted Account permitted under this Agreement for the payment of Returned Item Amounts and Wells Fargo Fees.

             16.  BANKRUPTCY NOTICE.  If Wells Fargo at any time receives notice of the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Customer (a "Bankruptcy Notice"), Wells Fargo will continue to comply with its obligations under this Agreement, except to the extent that any action required of Wells Fargo under this Agreement is prohibited under applicable bankruptcy laws or regulations or is stayed pursuant to the automatic stay imposed under the United States Bankruptcy Code or by order of any court or agency.

             17.  CLAIMS, LEGAL PROCESS AND NOTICES.  If Wells Fargo receives any claim, notice, legal process or court order relating to the Restricted Account or any Collateral, Wells Fargo will notify Secured Party and Customer of such receipt, unless Wells Fargo knows that Secured Party, with respect to so notifying Secured Party, or Customer, with respect to so notifying Customer, is already aware of such claim, notice, legal process or court order.  Secured Party and Customer understand and agree that Wells Fargo will comply with any such legal process, legal notice or court order it receives if Wells Fargo determines in its sole discretion that such legal process, legal notice or court order is legally binding on it.  If any claim or notice received by Wells Fargo is not legally binding on it, as determined in its sole discretion, Wells Fargo agrees to follow any instructions of Secured Party to comply or not comply with such claim or notice if (a) such instructions are given promptly after Secured Party is notified of such claim or notice and (b) such instructions do not require Wells Fargo to violate any applicable law, regulation or court order.  Customer hereby irrevocably agrees that Wells Fargo is to follow any such instructions of Secured Party with respect to any such non-binding claim or notice even if such claim or notice is from Customer.  If Wells Fargo does not receive prompt instructions from Secured Party regarding compliance or non-compliance with any such non-binding claim or notice, Secured Party and Customer agree that Wells Fargo may determine in its sole discretion to comply or not to comply with such claim or notice, except that Wells Fargo will not comply with any such claim or notice from Customer conflicting with the terms of this Agreement.

             18.  INDEMNIFICATION FOR FOLLOWING INSTRUCTIONS.  Secured Party and Customer each agree that, notwithstanding any other provision of this Agreement, Wells Fargo will not be liable to Secured Party or Customer for any losses, liabilities, damages, claims (including, but not limited to, third party claims), demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys' fees, (collectively, "Losses and Liabilities") suffered or incurred by Secured Party or Customer as a result of or in connection with, (a) Wells Fargo following any written instruction of Secured Party to comply or not comply with any non-binding claim or notice referred to in Section 15 of this Agreement, (b) if no such instruction from Secured Party is received within five (5) Banking Days after Secured Party’s written notification of any such non-binding claim or notice, or within such shorter time period as Wells Fargo may prescribe in writing to Secured Party, Wells Fargo complying or not complying, as determined in its sole discretion, with any such non-binding claim or notice, (c) Wells Fargo following any other written instruction or request of Secured Party, or (d) Wells Fargo complying with its obligations under this Agreement.  Further, Customer, and to the extent not paid by Customer within fifteen (15) calendar days after demand, Secured Party, will indemnify Wells Fargo against any Losses and Liabilities Wells Fargo may suffer or incur as a result of or in connection with any of the circumstances referred to in subsections (a) through (d) in the preceding sentence.

             19.  REPRESENTATIONS AND AGREEMENTS.  The Customer and Wells Fargo jointly and severally represent to the Secured Party, and agree that:

             (a)  No person or entity except the Secured Party has Control over any of the Collateral.  Neither the Customer nor Wells Fargo has entered into any agreement that gives any person or entity except the Secured Party Control over any Collateral.  Neither the Customer nor Wells Fargo will permit any person or entity except the Secured Party to have Control over any of the Collateral, and neither the Customer nor Wells Fargo will enter into any agreement that gives any person or entity except the Secured Party Control over any of the Collateral.  The Customer is and will remain the sole account holder of the Restricted Account.  No person or entity (except the Customer, the Secured Party, and Wells Fargo) has any security interest, other interest, lien or other right in any of the Collateral.  The Customer and Wells Fargo will immediately notify the Secured Party if any person or entity (other than the Customer, the Secured Party, or Wells Fargo) makes a claim against any of the Collateral, or claims any security interest, other interest, lien or other right in any of the Collateral.

             (b)  Wells Fargo has not issued, and will not issue, any Instrument, Security, or certificate for any Collateral, and Wells Fargo will not give to the Customer or any other person or entity, other than the Secured Party, any Instrument, Security, or certificate for any Collateral.

             (c)  Without the Secured Party's written consent, Wells Fargo shall not honor any check or other item drawn on the Restricted Account or any other withdrawal or transfer from the Restricted Account, except in favor of the Secured Party.

             (d)  Wells Fargo agrees that all of Wells Fargo's existing and future security interests, liens, claims, rights of setoff and recoupment, and other right, title and interest in any of the Collateral are fully subordinate to the Security Interest.  Wells Fargo will not assert or enforce any of Wells Fargo's existing or future security interests, liens, claims, rights of setoff or recoupment, or other right, title or foregoing.

             (e)  Wells Fargo is a "Bank", as such term is defined in Revised Article 9.  The State of Minnesota is Wells Fargo's jurisdiction for purposes of Section 9-304 of Revised Article 9.  Wells Fargo has not entered into a separate agreement with the Customer for purposes of determining Wells Fargo's jurisdiction for purposes of perfecting a security interest in Deposit Accounts.

             20.  NO REPRESENTATIONS OR WARRANTIES OF WELLS  FARGO CONCERNING QUALITY OF SERVICE, ERRORS, ETC.  Wells Fargo agrees to perform its obligations under this Agreement in a manner consistent with the quality provided when Wells Fargo performs similar services for its own account.  However, Wells Fargo cannot be responsible for the errors, acts or omissions of those individuals or entities (other than Wells Fargo’s employees or affiliates), such as communications carriers, correspondents or clearinghouses through which Wells Fargo may perform its obligations under this Agreement or receive or transmit information in performing its obligations under this Agreement.  The Secured Party and the Customer also understand that Wells Fargo cannot be responsible for any loss, liability or delay caused by wars, failures in communications networks, labor disputes, legal constraints, fires, power surges or failures, earthquakes, civil disturbances or other events beyond Wells Fargo's control.  WELLS FARGO MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICE IT IS TO PERFORM UNDER THIS AGREEMENT OTHER THAN THOSE EXPRESSLY SPECIFIED IN THIS AGREEMENT.

             21.  LIMITATION OF LIABILITY.  In the event that the Secured Party, the Customer or Wells Fargo suffers or incurs any Losses and Liabilities as a result of, or in connection with, its or any other party's performance or failure to perform its obligations under this Agreement, the affected parties shall negotiate in good faith in an effort to reach a mutually satisfactory allocation of such Losses and Liabilities, it being understood that Wells Fargo will not be responsible for any Losses and Liabilities due to any cause other than its own negligence or breach of this Agreement, in which case its liability to Secured Party and Customer shall, except with respect to Wells Fargo's own negligence or breach of this Agreement with respect to its obligations to Secured Party under Sections 6 and 7 of this Agreement, be limited to direct money damages in an amount not to exceed ten (10) times all the Wells Fargo Fees charged or incurred during the calendar month immediately preceding the calendar month in which such Losses and Liabilities occurred (or, if no Wells Fargo Fees were charged or incurred in the preceding month, the Wells Fargo Fees charged or incurred in the month in which the Losses and Liabilities occurred).  Customer will indemnify Wells Fargo against any Losses and Liabilities suffered or incurred by Wells Fargo as a result of third party claims to the extent such Losses and Liabilities exceed the liability limitation specified in the preceding sentence.  The limitation of Wells Fargo's liability and the indemnification by Customer set forth above shall not be applicable to the extent any Losses and Liabilities of any party to this Agreement are directly caused by Wells Fargo's gross negligence or willful misconduct.  IN NO EVENT WILL WELLS FARGO BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO WELLS FARGO AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH.  Any action against Wells Fargo by Customer or Secured Party under or related to this Agreement must be brought within two years after the cause of action accrues.

             22.  TERMINATION.  This Agreement and the Service may be terminated by Secured Party or Wells Fargo at any time by either of them giving sixty (60) calendar days prior written notice of such termination to the other two parties to this Agreement at their contact addresses specified after their signatures to this Agreement; provided, however, that this Agreement and the Service may be terminated immediately upon written notice from Wells Fargo to Customer and Secured Party should Secured Party fail to make any payment when due to Wells Fargo from Secured Party under the terms of this Agreement.  Secured Party and Customer agree that the Restricted Account may be closed as provided in the Account Documentation, provided, however, that any closure of the Restricted Account prior to termination of this Agreement shall require the prior written consent of Secured Party.  The rights of Wells Fargo and the obligations of Customer and Secured Party under Sections 17, 18, 20, 21and 22 of this Agreement will survive the termination of this Agreement and/or the closure of the Restricted Account, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination or closure will also survive such termination or closure.  Upon any termination of this Agreement and the Service or closure of the Restricted Account all collected balances in the Restricted Account on the date of such termination or closure will be transferred to Secured Party as requested by Secured Party in writing to Wells Fargo.

             23.  MODIFICATIONS, AMENDMENTS, AND WAIVERS.  Except as otherwise provided in Section 6 of this Agreement, with respect to changes to the Secured Party Account, or the transfer instructions in this Agreement, this Agreement may not be modified or amended, or any provision thereof waived, except in a writing signed by all the parties to this Agreement; provided, however, that the Wells Fargo Fees may be changed after thirty (30) calendar days prior written notice to Customer and Secured Party.

             24.  NOTICES.  All notices from one party to another shall be in writing, or be made by a telecommunications device capable of creating a written record (which shall, for purposes of this Agreement be deemed to be notice given in writing), shall be delivered to Customer, Secured Party and/or Wells Fargo at their contact addresses specified after their signatures to this Agreement, or any other address of any party notified to the other parties in writing, and shall be effective upon receipt.  Any notice sent by one party to this Agreement to another party shall also be sent to the third party to this Agreement.  Wells Fargo is authorized by Customer and Secured Party to act on any instructions or notices received by Wells Fargo if (a) such instructions or notices purport to be made in the name of Secured Party, (b) Wells Fargo reasonably believes that they are so made, and (c) they do not conflict with the terms of this Agreement as such terms may be amended from time to time, unless such conflicting instructions or notices are supported by a court order.

             25.  COSTS AND EXPENSES.  If Wells Fargo is successful in enforcing its rights and privileges under this Agreement against Customer or Secured Party or if Customer or Secured Party is successful in enforcing its rights and privileges under this Agreement against Wells Fargo, the party against whom such rights and privileges are enforced agrees to reimburse the enforcing party immediately upon demand, without setoff or counterclaim, for any and all costs, expenses and/or attorneys' fees paid, suffered or incurred by, or imposed upon, the enforcing party directly or indirectly as a result of, or in any way connected with, such enforcement.

             26.  SUCCESSORS AND ASSIGNS.  Neither Customer nor Secured Party may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Wells Fargo, which consent will not be unreasonably withheld; provided, however, that no such consent will be required in the case of an assignment or transfer by Secured Party if the assignee is a bank affiliate of Secured Party.  Wells Fargo may not assign its rights or obligations under this Agreement to any person or entity without the prior written consent of Secured Party, which consent will not be unreasonably withheld; provided, however, that no such consent will be required if the assignee is a bank affiliate of Wells Fargo Bank, N.A.

             27.  GOVERNING LAW.  Customer and Secured Party understand that Wells Fargo’s provision of the Service under this Agreement is subject to federal laws and regulations.  To the extent that such federal laws and regulations are not applicable, this Agreement will be governed by and be construed in accordance with the laws of the State of California.

             28.  SEVERABILITY.  To the extent that this Agreement or the Service to be provided under this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability and be deemed modified and applied in a manner consistent with such law or regulation.  Any provision of this Agreement which is deemed unenforceable or invalid in any jurisdiction shall not effect the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

             29.  USURY.  It is never the intention of Wells Fargo to violate any applicable usury or interest rate laws.  Wells Fargo does not agree to, or intend to contract for, charge, collect, take, reserve or receive (collectively, “charge or collect”) any amount in the nature of interest or in the nature of a fee, penalty or other charge which would in any way or event cause Wells Fargo to charge or collect more than the maximum Wells Fargo would be permitted to charge or collect by any applicable federal or state law.  Any such excess interest or unauthorized fee shall, notwithstanding anything stated to the contrary in this Agreement, be applied first to reduce the amount owed, if any, and then any excess amounts will be refunded.

             30.  TAX REPORTING.  Until the Secured Party notifies Wells Fargo to use a different name and number, Wells Fargo will make all reports relating to the Collateral to all federal, state and local tax authorities under the name and tax identification number of the Customer.

             31.  COUNTERPARTS.  This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

             32.  ENTIRE AGREEMENT.  This Agreement, together with the Account Documentation, contains the entire and only agreement among all the parties to this Agreement and between Wells Fargo and Customer and Wells Fargo and Secured Party with respect to (a) the Service, (b) the interest of Secured Party and the Lenders in the Collateral, and (c) Wells Fargo's obligations to Secured Party and the Lenders in connection with the Collateral.

             This Agreement has been signed by the duly authorized officers or representatives of Customer, Secured Party and Wells Fargo on the date specified below.

DATE:  June 8, 2001

RESTRICTED ACCOUNT NUMBERS:

SECURED PARTY ACCOUNT NUMBER:

BANK OF SECURED PARTY ACCOUNT:  LaSalle Bank National Association, ABA# 071 000 505

☒   SECURED PARTY IS TO BE SENT DUPLICATE BANK STATEMENTS

FARGO ELECTRONICS, INC.

By:
Name: /s/ Jeffrey D. Upin

Title: General Counsel

Address for all Notices:
Fargo Electronics, Inc.
6533 Flying Cloud Drive
Eden Prairie, MN 55344

WELLS FARGO BANK, NATIONAL ASSOCIATION	LASALLE BANK NATIONAL ASSOCIATION, agent
By:	By:

Name: /s/ Kent Paulson	Name: /s/ Ann C. Pifer

Title: Assistant Vice President	Title: First Vice President

Address For All Notices:	Address For All Notices:
Wells Fargo Bank, National Association	LaSalle Bank National Association
7900 Xerxes Ave S, N9307-013	601 Second Avenue South
Bloomington, MN 55431	Suite 4100
Attention: Mr. Kent Paulson	Minneapolis, MN 55402
Attention: Ms. Ann Pifer

☐   SECURED PARTY IS THE ONLY LENDER
☒   SECURED PARTY IS A LENDER AND AN AGENT FOR A GROUP OF LENDERS

TO THE WELLS FARGO BANK SIGNING THE ABOVE AGREEMENT:  I certify that (a) I am the Secretary of the Customer named in the above Restricted  Account Agreement (the “Agreement”), (b) each of the people named below as “TRANSFER AUTHORIZERS” are authorized on behalf of the Customer to sign the Agreement and to authorize transfers out of the Restricted Account specified in the Agreement, (c) the sample signatures next to the names of the Transfer Authorizers below are the true and authentic signatures of the named individuals, (d) each of the people named below as “TRANSFER VERIFIERS” are authorized on behalf of the Customer to verify transfers requested out of the Restricted Account, (e) the telephone numbers next to the names of the Transfer Verifiers below are the true and correct telephone numbers of the named individuals, (f) the person signing the Agreement on behalf of the Customer has the proper authority to request funds transfers out of the Restricted Account referenced in the Agreement and to make such requests binding on the Customer even if (i) such person is not authorized to withdraw funds from the Restricted Account under the account documentation for the Restricted Account or (ii) such account documentation requires more than one signature for the withdrawal of funds from the Restricted Account, (g) the Wells Fargo Bank signing the Agreement ("Wells Fargo") may rely on the information in this certificate, even if it should no longer be accurate, until Wells Fargo receives an amendment to the Agreement or a new Restricted Account Agreement signed by the Customer and the Secured Party named in the Agreement, (h) the signature of the Customer at the end of the Agreement binds the Customer to the terms and conditions of the Agreement, and (i) the resolution below is a true copy of a resolution adopted by the Customer's Board of Directors and is now in full force and effect:

TRANSFER AUTHORIZERS	SAMPLE SIGNATURES

TRANSFER VERIFIERS	TELEPHONE NUMBERS

"RESOLVED, that the Secretary acting alone is hereby authorized, in connection with wire transfers out of our accounts at any Wells Fargo Bank to designate persons who may request wire transfers and verify such requests, and to execute and deliver such agreements, documents and other instruments, and to perform such other acts, relating to wire transfers as the Secretary shall approve."

Today's Date	Customer Name	Secretary's Name

Secretary's Signature		Date
Resolution Adopted